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                                                                WFG DRAFT 8/3/98

                                                                EXHIBIT 99.2

                                    [FORM OF]

                               SERVICING AGREEMENT

                                      among

                          EFG STUDENT LOAN TRUST 1999-[ ]
                                   as Issuer,

                          [EFG TECHNOLOGIES, a division
                       of Educational Finance Group, Inc.,
                                  as Servicer,]

                             EFG FUNDING CORPORATION
                                  as Depositor,

                                       and

                           [ELIGIBLE LENDER TRUSTEE],
                    not in its individual capacity but solely
                           as Eligible Lender Trustee,

                               Dated as of [DATE]

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         SERVICING AGREEMENT dated as of [DATE], among EFG STUDENT LOAN TRUST
1999-[ ], a Delaware business trust (the "Issuer"), acting by and through _____________, its trustee, (the "Trustee"), EFG TECHNOLOGIES, a division of Educational Finance Group, Inc. ("EFG"), as servicer (the "Servicer"), EFG Funding Corporation, as depositor (the "Depositor") and [ELIGIBLE LENDER TRUSTEE], [a national banking association], solely as eligible lender trustee and not in its individual capacity (the "Eligible Lender Trustee").

                  WHEREAS the Issuer desires to purchase from the Depositor a portfolio of federally reinsured FFELP Student Loans purchased from EFG in the ordinary course of business by the Depositor;

                  WHEREAS the Eligible Lender Trustee is willing to hold legal title to, and serve as eligible lender trustee with respect to, such FFELP Student Loans on behalf of the Issuer; and

                  WHEREAS the Servicer is willing to service such FFELP Student Loans and undertake certain administrative functions with respect thereto.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                              Definitions and Usage

                  Capitalized terms used but not defined herein are defined in Appendix A to the Administration Agreement, dated as of [DATE], among the Issuer, the Educational Finance Group, LLP, as Administrator, and [INDENTURE TRUSTEE], as Indenture Trustee, which also contains rules as to usage and construction that shall be applicable herein.

                                   ARTICLE II.

                         Custody of FFELP Student Loans

                  SECTION 2.1. Custody of Student Loan Files. To assure uniform quality in servicing the FFELP Student Loans and to reduce administrative costs, the Issuer hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act for the benefit of the Issuer and the Indenture Trustee as Custodian of the following documents or instruments which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Issuer {(or will be constructively delivered to the Indenture Trustee, as pledgee of the Issuer, in the case of New Loans and Serial Loans, as of the applicable Transfer Date, in the

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case of Qualified Substitute FFELP Student Loans, as of the date of the relevant
Assignment to the Issuer, in the case of Consolidation Loans originated during the Revolving Period by the Eligible Lender Trustee on behalf of the Issuer, as of the applicable date of origination or in the case of Consolidation Loans the principal balances of which are increased by the principal balances of any related Add-on Consolidation Loans, as of the applicable Add-on Consolidation Loan Funding Date)} with respect to each FFELP Student Loan:

                  (a) the original fully executed copy of the note evidencing the FFELP Student Loan (including the original loan application fully executed by the Borrower); and

                  (b) any and all other documents and computerized records that the Servicer shall keep on file, in accordance with its customary procedures, relating to such FFELP Student Loan or any Obligor with respect thereto.

                  SECTION 2.2. Duties of Servicer as Custodian. (a) Safekeeping. The Servicer shall maintain custody of the Student Loan Files for the benefit of the Issuer and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Student Loan File as shall enable the Issuer to comply with the Basic Documents. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the student loan files relating to all comparable FFELP Student Loans that the Servicer services and shall ensure that it complies with all applicable Federal and State laws, including the Higher Education Act, with respect thereto. The Servicer shall conduct, or cause to be conducted, periodic audits of the Student Loan Files held by it under this Agreement and of the related accounts, records and computer systems, in such a manner as shall enable the Issuer or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Issuer and the Indenture Trustee any failure on its part to hold the Student Loan Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Issuer, the Eligible Lender Trustee or the Indenture Trustee of the Student Loan Files.

                  (a)(b) Maintenance of Records. The Servicer shall maintain each Student Loan File at one of the locations specified in Schedule A to this Agreement or at such other office as shall be specified by written notice to the Issuer and the Indenture Trustee not later than 90 days after any change in location. Upon reasonable prior notice of not less than three Business Days, the Servicer shall make available to the Issuer and the Indenture Trustee or their respective duly authorized representatives, attorneys or auditors a list of locations of the Student Loan Files and the related accounts, records and computer systems maintained by the Servicer.

                  (c) Release of Documents. Upon instruction from the Indenture Trustee, the Servicer shall, as soon as practicable, release any Student Loan File to the Indenture Trustee, the Indenture Trustee's agent, or the Indenture Trustee's designee, as the case may be, at such place or places as the Indenture Trustee may designate.


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                  SECTION 2.3. Instructions; Authority To Act. The Servicer
shall be deemed to have received proper instructions with respect to the Student Loan Files upon its receipt of written instructions signed by a Responsible Officer of the Indenture Trustee.

                  SECTION 2.4. Custodian's Indemnification. The Servicer as Custodian shall pay for any actual loss, liability or expense, including reasonable attorneys' fees, that may be imposed on, incurred by or asserted against the Issuer, the Eligible Lender Trustee or the Indenture Trustee or any of their officers, directors, employees and agents as a result of any improper act or omission in any way relating to the maintenance and custody by the Servicer as Custodian of the Student Loan Files as required by this Agreement where the final determination that any such improper act or omission by the Servicer resulted in such loss, liability or expense is established by a court of law, by an arbitrator, or by way of settlement agreed to by the Servicer; provided, however, that the amount of any liability with respect to any FFELP Student Loan shall not exceed the amount that would have been paid if such FFELP Student Loan had been accepted and paid by the related Guarantor as a claim, and provided, further, that the Servicer shall not be liable to the Eligible Lender Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Eligible Lender Trustee and the Servicer shall not be liable to the Indenture Trustee for any portion of any such amount resulting from the willful misfeasance, bad faith or negligence of the Indenture Trustee. This provision shall not be construed to limit the Servicer's or any other party's rights, obligations, liabilities, claims or defenses which arise as a matter of law or pursuant to any other provision of this Agreement.

                  SECTION 2.5. Effective Period and Termination. The appointment of EFG Technologies as Custodian shall become effective as of the Closing Date and shall continue in full force and effect for so long as EFG Technologies shall remain the Servicer hereunder. If all the rights and obligations of EFG Technologies shall have been terminated under Section 6.1, the appointment of EFG Technologies as Custodian shall be terminated simultaneously with the effectiveness of such termination. As soon as practicable on or after any termination of such appointment and in any event within ninety (90)days, EFG Technologies shall deliver possession of the Student Loan Files to the Indenture Trustee or the Indenture Trustee's agent at such place or places as the Indenture Trustee may reasonably designate. EFG Technologies will continue to hold the Student Loan Files as agent of the Indenture Trustee until the Student Loan Files are transferred.

                                  ARTICLE III.

               Administration and Servicing of FFELP Student Loans

                  SECTION 3.1. Duties of Servicer. The Servicer, for the benefit of the Issuer (to the extent provided herein), shall manage, service, administer and make collections on the FFELP Student Loans with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to all comparable FFELP Student Loans that it services. Without limiting the generality of the foregoing or of any other provision set forth in this Agreement and notwithstanding any other provision to the contrary set forth herein, the


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Servicer shall manage, service, administer and make collections with respect to the FFELP Student Loans (other than collection of any Interest Subsidy Payments and Special Allowance Payments, which the Eligible Lender Trustee will perform on behalf of the Trust) in accordance with, and otherwise comply with, all applicable Federal and state laws, including any applicable standards, guidelines and requirements of the Higher Education Act and the applicable Guarantee Agreement, the failure to comply with which would adversely affect the eligibility of one or more of the FFELP Student Loans for Federal reinsurance or Interest Subsidy Payments, Special Allowance Payments or Guarantee Payments or would have an adverse effect on the Noteholders or the Company. {The Servicer also hereby acknowledges that its obligation to service the FFELP Student Loans includes all Consolidation Loans originated by the Issuer during the Revolving Period, any Consolidation Loan supplemented from time to time during and after the Revolving Period by the addition of the principal balance of any related Add-on Consolidation Loan, any Qualified Substitute Student Loans conveyed to the Issuer pursuant to Section 3.2 of the Loan Sale Agreement and those New Loans and Serial Loans conveyed to the Eligible Lender Trustee on behalf of the Trust pursuant to Section 2.2 of the Loan Sale Agreement and the related Transfer Agreement, a copy of which shall be delivered to the Servicer by the Depositor promptly upon execution thereof; provided that any failure by the Depositor to so deliver a Transfer Agreement shall not affect the Servicer's obligations hereunder to service all the FFELP Student Loans.}

                  The Servicer's duties shall include collection and posting of all payments, responding to inquiries of borrowers on such FFELP Student Loans, monitoring borrowers' status, making required disclosures to borrowers, investigating delinquencies, sending payment coupons to borrowers and otherwise establishing repayment terms, reporting tax information to borrowers, if applicable, accounting for collections and furnishing monthly and annual statements with respect thereto to the Administrator. Subject to the provisions of Section 3.2, the Servicer shall follow its customary standards, policies and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, the Servicer is authorized and empowered to execute and deliver, on behalf of itself, the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Company and the Noteholders or any of them, instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to such FFELP Student Loans; provided, however, that the Servicer agrees that it will not (a) permit any rescission or cancellation of an FFELP Student Loan except as ordered by a court of competent jurisdiction or governmental authority or as otherwise consented to in writing by the Eligible Lender Trustee and the Indenture Trustee or (b) reschedule, revise, defer or otherwise compromise with respect to payments due on any FFELP Student Loan except pursuant to any applicable Deferral or Forbearance periods or otherwise in accordance with all applicable standards, guidelines and requirements with respect to the servicing of the FFELP Student Loans; provided further, however, that the Servicer shall not agree to any decrease of the interest rate on, or the principal amount payable with respect to, any FFELP Student Loan.

                  The Servicer, for the benefit of the Issuer and the Indenture Trustee (to the extent provided herein), shall promptly and routinely furnish the Eligible Lender Trustee and the Indenture Trustee with copies of all material reports, records, and other documents and


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data as required by this Agreement or as may otherwise be required by the Higher
Education Act. All material correspondence received by the Servicer relating to individual FFELP Student Loans shall be maintained in microcopy form or in summary form in an automated history file established by the Servicer. The Servicer shall furnish in good condition all forms and supplies as specified in this Agreement and any Schedules hereto. The Eligible Lender Trustee and the Indenture Trustee may transmit FFELP Student Loan account data to the Servicer on these forms or by any other mutually acceptable means. In performing its duties hereunder, the Servicer will be guided by and comply with the Higher Education Act and applicable requirements of the related Guarantor. The Servicer agrees to produce a clear and precise audit trail for each FFELP Student Loan and to comply with such other reporting, servicing, and operating standards as are contained in this Agreement.

                  The Eligible Lender Trustee on behalf of the Issuer hereby grants a power of attorney and all necessary authorization to the Servicer to maintain any and all collection procedures with respect to the FFELP Student Loans, including filing, pursuing and recovering claims against the Guarantors for Guarantee Payments and taking any steps to enforce such FFELP Student Loans such as commencing a legal proceeding to enforce an FFELP Student Loan in the name of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Company or the Noteholders. The Eligible Lender Trustee or the Indenture Trustee shall upon the written request of the Servicer or the Administrator furnish the Servicer or the Administrator with any other powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer or the Administrator to carry out their servicing and administrative duties hereunder.

                  SECTION 3.2. Collection of Student Loan Payments. The Servicer shall make reasonable efforts (including all efforts that may be specified under the Higher Education Act or any Guarantee Agreement) to collect all payments called for under the terms and provisions of the FFELP Student Loans as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable FFELP Student Loans that it services. The Servicer shall allocate collections with respect to the FFELP Student Loans between principal and interest in accordance with the terms of each such loan. The Servicer may in its discretion waive any late payment charge or any other fees that may be collected in the ordinary course of servicing an FFELP Student Loan.

                  (a) The Servicer shall make reasonable efforts to claim, pursue and collect all Guarantee Payments from the Guarantors pursuant to the Guarantee Agreements with respect to any of the FFELP Student Loans as and when the same shall become due and payable, shall comply with the Higher Education Act and all other applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as it follows with respect to all comparable guarantee agreements and FFELP Student Loans that it services. In connection therewith, the Servicer is hereby authorized and empowered to convey to the related Guarantor the note and the related Student Loan File representing any FFELP Student Loan in connection with submitting a claim to the applicable Guarantor for a Guarantee Payment in accordance with the terms of the applicable Guarantee Agreement.


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                  (b) The Eligible Lender Trustee shall, with the assistance of the Servicer as set forth below and on behalf of the Issuer, make reasonable efforts to claim, pursue and collect all Interest Subsidy Payments and Special Allowance Payments from the Department with respect to any of the FFELP Student Loans as and when the same shall become due and payable, shall comply with all applicable laws and agreements with respect to claiming, pursuing and collecting such payments and shall follow such practices and procedures as the Servicer follows with respect to FFELP Student Loans serviced by it. All amounts so collected by the Eligible Lender Trustee with respect to FFELP Student Loans shall constitute Monthly Available Funds for the applicable Monthly Collection Period and Available Funds for the applicable Collection Period, and shall be deposited into the Collection Account in accordance with Section 4.1. In connection therewith, the Servicer shall prepare and file with the Department on a timely basis all claims forms and other documents and filings necessary or appropriate in connection with the claiming of Interest Subsidy Payments and Special Allowance Payments on behalf of the Eligible Lender Trustee and shall otherwise assist the Eligible Lender Trustee in pursuing and collecting such Interest Subsidy Payments and Special Allowance Payments from the Department. The Eligible Lender Trustee shall upon the written request of the Servicer furnish the Servicer with any power of attorney and other documents reasonably necessary or appropriate to enable the Servicer to prepare and file such claims forms and other documents and filings.

                  The Eligible Lender Trustee may hold legal title to FFELP Loans for the benefit of the Depositor and one or more trusts, other than the Trust, established by the Depositor to securitize student loans and may use, as Eligible Lender Trustee for all such beneficiaries, one Department lender identification number. The Eligible Lender Trustee may claim and collect Interest Subsidy Payments and Special Allowance Payments with respect to FFELP Student Loans beneficially owned by the Depositor, the Trust and such other trusts using such common lender identification number. Notwithstanding anything herein or in the Basic Documents to the contrary, any amounts assessed against payments (including, but not limited to, Interest Subsidy Payments and Special Allowance Payments) due from the Department to one beneficiary as a result of amounts (including, but not limited to, Consolidation Fees) owing to the Department from a second beneficiary will be deemed for all purposes hereof and of the Basic Documents (including for purposes of determining amounts paid by the Department with respect to the student loans beneficially owned by such beneficiaries) to have been assessed against the second beneficiary and shall be deducted by the Eligible Lender Trustee or the Servicer and paid to the first beneficiary from any collections made by them which would otherwise have been payable to the Collection Account for the second beneficiary.

                  SECTION 3.3. Realization upon FFELP Student Loans. For the benefit of the Issuer, the Servicer shall use reasonable efforts consistent with its customary servicing practices and procedures and including all efforts that may be specified under the Higher Education Act or the applicable Guarantee Agreement in its servicing of any delinquent FFELP Student Loans.


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                  SECTION 3.4. No Impairment. The Servicer shall not impair the rights of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Company or the Noteholders in the FFELP Student Loans.

                  SECTION 3.5. Purchase of FFELP Student Loans; Reimbursement.
(a) Upon the discovery by the Servicer, the Issuer, the Eligible Lender Trustee, the Indenture Trustee or the Depositor of any breach pursuant to Sections 3.1, 3.2, 3.3 or 3.4 hereof the party discovering the breach shall give prompt written notice to the others. If the breach is not cured within sixty (60) days after the Servicer becomes aware or receives written notice (whichever is earlier) of such breach, the Servicer shall purchase or arrange for the purchase of any FFELP Student Loan in which the interests of the Noteholders, the Issuer, the Indenture Trustee or the Eligible Lender Trustee are materially and adversely affected by such breach as of the first day succeeding the end of such 60-day period that is the last day of a Monthly Collection Period (it being understood that any such breach that does not affect the related Guarantor's obligation to guarantee payment of such FFELP Student Loan will not be considered to have a material adverse effect for this purpose and it being further understood that any dispute as to whether such Guarantor's obligation has been so affected so as to create such a material adverse effect, shall be resolved, for so long as the Notes are Outstanding, by the Indenture Trustee, whose determination shall be dispositive, and after the Notes are no longer Outstanding, by the Issuer, whose determination shall then be dispositive); provided, however, that during each 12-month period following the Cutoff Date or an anniversary of the Cutoff Date (a "Servicer Liability Period"), the Servicer will be obligated to purchase FFELP Student Loans only to the extent its total liability incurred during the then current Servicer Liability Period for such purchases and any other liabilities under this Agreement exceeds an amount (the "Servicer Liability Limit") equal to [0.15%] of the outstanding principal balance of the FFELP Student Loans as of the Cutoff Date or, after the first anniversary of the Cutoff Date, as of the preceding April 1.

                  (a)(b) In consideration of the purchase of any such FFELP Student Loan pursuant to this Section 3.5, the Servicer shall remit, in the manner specified in Section 4.1, the Purchase Amount and the Issuer shall execute such assignments and other documents reasonably requested by the Servicer in order to effect the transfer of such FFELP Student Loan to the Servicer or its designee; provided, however, that the Servicer's total liability for losses for rejected claims by the Guarantors for any FFELP Student Loan based on any breach pursuant to Sections 3.1, 3.2, 3.3, or 3.4 hereof will not exceed that amount which the related Guarantor would have been obligated to pay with respect to such loan had its obligation to guarantee payment thereof not been affected by the Servicer's breach. Subject to Section 5.2, the exclusive remedy of the Noteholders, the Issuer, the Indenture Trustee, and the Eligible Lender Trustee and the entire liability of Servicer for such a breach shall be limited to requiring the Servicer to purchase FFELP Student Loans pursuant to this Section 3.5.

                  [[SECTION 3.6. Servicing Fee. [[Is this SMS specific??]] The Servicing Fee for each calendar month (the "Servicing Fee") shall be equal to the lesser of (I) one twelfth of 1.0% of the aggregate principal balance of the FFELP Student Loans as of the last day of the preceding calendar month and (II) the sum of (i) one-twelfth of the In-School Percentage of the


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principal balance of each FFELP Student Loan as of the last day of the preceding calendar month which was an In-School Loan on such date or, if the average principal balance of the In-School Loans as of such date was [ ] or less, [ ] per Borrower Account for each such loan, (ii) one-twelfth of the GRDF Percentage of the principal balance as of the last day of the preceding calendar month of each FFELP Student Loan which was a Grace, Repayment, Deferral or Forbearance Student Loan as of such date or, if the average principal balance of such loans as of such date was $3,000 or less, $3.00 per Borrower Account for each such loan, (iii) a fee of $1.00 for each notification sent by the Servicer during the preceding calendar month on behalf of the Trust to a borrower providing information to such borrower with respect to Federal Consolidation Loan programs, (iv) a one-time fee of $75.00 for each Federal Consolidation Loan originated by the Eligible Lender Trustee on behalf of the Trust during the preceding calendar month, (v) a fee of $25.00 for each FFELP Student Loan for which, during the preceding calendar month, claim documentation was completed and provided to the Guarantor or for which the Servicer performed bankruptcy or ineligible Borrower Account processing (that, in the case of ineligible Borrower Account processing, resulted in a demand letter being sent to the borrower), in each case as required by the claims processing requirements of the Guarantor,
(vi) a fee of $.05 per FFELP Student Loan for storing and warehousing the applicable loan documentation for each such loan during the preceding calendar month, (vii) a one-time fee of $2.00 for each Serial Loan transferred by the Depositor to the Trust during the preceding calendar month, (viii) a fee equal to one-twelfth of the product of (a) the aggregate outstanding principal balance of the FFELP Student Loans as of the last day of the preceding calendar month and (b) .05%, which fee will be payable so long as 34 C.F.R. ss. 682.413 or any successor section remains in effect and (ix) a fee of $70.00 per hour for system development requests made by the Eligible Lender Trustee on behalf of the Trust and provided by the Servicer during the preceding calendar month. For purposes of making the determinations set forth in clauses (i) and (ii) of the preceding sentence, the "In-School Percentage" and "GRDF Percentage" shall each be determined based on the average principal balance of the In-School Loans and the Grace, Repayment, Deferral and Forbearance Loans, respectively, as of the last day of the preceding calendar month, as follows:]]

Average Principal    In-School      Average Principal     GRDF Percentage
Balance              Percentage     Balance
-----------------    ----------     -----------------     ---------------

$
$

The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Monthly Payment Dates) will be payable on each Monthly Payment Date and will be paid solely out of Monthly Available Funds in the case of each Monthly Payment Date that is not a Quarterly Payment Date (and out of Available Funds in the case of each Quarterly Payment Date) and amounts on deposit in the Reserve Account on such Monthly Payment Date (including each Quarterly Payment
Date) as provided in Sections 2(d)(iv)(A), 2(d)(v)(A) and


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2(e)(iv)(A) of the Administration Agreement. To the extent that, for any
Monthly Payment Date, the Servicing Fee is the amount calculated as described in clause (I) of the first sentence of the preceding paragraph, then an amount (the "Servicing Fee Shortfall") equal to the excess of the amount described in clause
(II) of such sentence over the amount described in clause (I) of such sentence shall be payable on the next succeeding Quarterly Payment Date (or if such Monthly Payment Date is also a Quarterly Payment Date, on such Quarterly Payment
Date) from any remaining Reserve Account Excess as provided in Section 2(e)(ii) of the Administration Agreement. [To the extent such remaining Available Funds are insufficient to pay the Servicing Fee Shortfall on any Distribution Date, the Depositor shall be required to pay any unpaid Servicing Fee Shortfall directly to the Servicer out of its own funds.] The Servicer will be obligated to perform its servicing obligations whether or not it receives any amounts in respect of Servicing Fee Shortfalls.

                  SECTION 3.7. Servicer's Report. On or before the fifteenth day of each month (or, if any such day is not a Business Day, on the next succeeding Business Day), the Servicer shall deliver to the Administrator a servicer's report with respect to the preceding calendar month containing all information necessary for the Administrator to prepare the Administrator's Certificate, referred to in Section 2(b)(ii) of the Administration Agreement, covering such preceding calendar month.

                  SECTION 3.8. Annual Statement as to Compliance; Notice of Default. The Servicer shall deliver to the Eligible Lender Trustee and the Indenture Trustee (with a copy to the Depositor), on or before April 30 of each year beginning April 30, 1999, an Officers' Certificate of the Servicer, dated as of December 31 of the preceding year, stating that a review of the activities of the Servicer during the preceding 12-month period (or, in the case of the first such certificate, during the period from the Closing Date to December 31, 1999 and of its performance has been made under such officers' supervision and to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year (or in the case of the first such Officer's Certificate, such shorter period) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Indenture Trustee shall send a copy of each such Officers' Certificate and each report referred to in this Section 3.8 to the Rating Agencies. A copy of each such Officers' Certificate and each report referred to in this Section 3.8 may be obtained by any Noteholder or Note Owner by a request in writing to the Trustee addressed to its Corporate Trust Office, together with evidence satisfactory to the Trustee that such Person is one of the foregoing parties. Upon the telephone request of the Trustee, the Indenture Trustee will promptly furnish the Trustee a list of Noteholders as of the date specified by the Trustee.

                  (a) The Servicer shall deliver to the Eligible Lender Trustee, the Trustee, the Indenture Trustee, the Depositor and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice in an Officers' Certificate of the Servicer of any event which with the giving of notice or lapse of time, or both, would become a Servicer Default under Section 6.1 or would cause the Servicer to fail to meet any Rating Agency Condition.


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                  SECTION 3.9. Annual Independent Certified Public Accountants'
Report. The Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Servicer, the Depositor or their Affiliates, to deliver to the Trustee and the Indenture Trustee (with a copy to the Depositor) within 180 days of the end of the Servicer's regular fiscal-year ended September 30 or calendar-year audit period, an audit report that encompasses the Servicer's portion of the annual Lender Audit (as defined in the Higher Education Act), or any successor thereto, as required of a lender under the Higher Education Act, for the preceding year (or, in the case of the first such report, during the period from the Closing Date to December 31, 1999. The Indenture Trustee shall send a copy of each such report to the Rating Agencies.

                  Such report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  SECTION 3.10. Access to Certain Documentation and Information Regarding FFELP Student Loans. Upon at least three Business Days' prior notice, the Servicer shall provide the Noteholders access to the Student Loan Files in such cases where the Noteholders shall be required by applicable statutes or regulations to review such documentation, as demonstrated by evidence satisfactory to the Servicer in its reasonable judgment. Access shall be afforded without charge, but only upon reasonable request and during the normal business hours at the respective offices of the Servicer. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section.

                  SECTION 3.11. Servicer Expenses. The Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including fees and disbursements of independent accountants, taxes imposed on the Servicer, and expenses incurred in connection with distributions and reports to the Administrator or the Noteholders, as the case may be.

                  SECTION 3.12. Appointment of Subservicer. The Servicer may at any time appoint a subservicer to perform all or any portion of its obligations as Servicer hereunder; provided, however, that the Rating Agency Condition shall have been satisfied in connection therewith; provided further that the Servicer shall remain obligated and be liable to the Issuer, the Eligible Lender Trustee, the Indenture Trustee and the Noteholders for the servicing and administering of the FFELP Student Loans in accordance with the provisions hereof without diminution of such obligation and liability by virtue of the appointment of such subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the FFELP Student Loans. The fees and expenses of the subservicer shall be as agreed between the Servicer and its subservicer from time to time and none of the Issuer, the Eligible Lender Trustee, the Indenture Trustee or the Noteholders shall have any responsibility therefor.

                                   ARTICLE IV.

                      Deposits into the Collection Account

                  SECTION 4.1. Deposits into the Collection Account. The Servicer shall deposit into the Collection Account (in the case of clauses (i) and (ii) within two Business Days of receipt of freely available funds therefor):

                  (i) all identifiable payments received by the Servicer by or on behalf of Obligors on the FFELP Student Loans, including any Guarantee Payments with respect to the FFELP Student Loans;

                  (ii) all Liquidation Proceeds on the FFELP Student Loans;

                  (iii) with respect to Purchased FFELP Student Loans, the aggregate Purchase Amounts, when such amounts are due, as provided in
         Section 3.5 hereof; and

                  (iv) all other amounts required to be deposited into the Collection Account by the Servicer pursuant to the terms hereof.

                  (a) The Eligible Lender Trustee shall deposit into the Collection Account within two Business Days of the receipt thereof, the aggregate amount of Interest Subsidy Payments and Special Allowance Payments received by it with respect to the FFELP Student Loans.

                  (b) The Issuer shall deposit into the Collection Account, the aggregate Purchase Amount with respect to Purchased FFELP Student Loans and all other amounts to be paid by the Seller under Sections 3.2 and 5.1 of the Loan Sale Agreement when such amounts are due, as provided in Section 3.3 of the Loan Sale Agreement.

                  (c) {The Indenture Trustee, at the written direction of the Administrator, shall withdraw from the Collateral Reinvestment Account and deposit into the Collection Account on each Determination Date during the Revolving Period, an amount equal to the Capitalized Interest Amount for the preceding Collection Period, as provided in Section 2(f) of the Administration Agreement.}

                  (d) {The Indenture Trustee, at the written direction of the Administrator, shall withdraw from the Collateral Reinvestment Account and deposit into the Collection Account on any date during the Revolving Period specified by the Administrator, such amounts as the Administrator may determine are needed to make required distributions from Monthly Available Funds or Available Funds, as the case may be, on Monthly Payment Dates.}

                                   ARTICLE V.

                                  The Servicer

                  SECTION 5.1. Representations of Servicer. The Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring (beneficially together with legal title acquired through the Eligible Lender Trustee) the FFELP Student Loans and appointing the Servicer as servicer hereunder. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date in the case of the {Initial} FFELP Student Loans{, and will be deemed to speak as of the applicable Transfer Date, in the case of New Loans and Serial Loans,} as of the date of the relevant Assignment in the case of any Qualified Substitute Student Loan, {as of the date of origination in the case of any Consolidation Loan added to the Trust during the Revolving Period and as of the applicable Add-on Consolidation Loan Funding Date in the case of any Consolidation Loan the principal balance of which has been increased by the principal balance of a related Add-on Consolidation Loan}, but shall survive the sale, transfer and assignment of legal title to the FFELP Student Loans to the Eligible Lender Trustee on behalf of the Issuer and beneficial ownership thereof to the Issuer (and the origination of such Consolidation Loans) and the pledge thereof to the Indenture Trustee pursuant to the Indenture and otherwise.

                  (a) Organization and Good Standing. [The Servicer is a division of Educational Finance Group, Inc. with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has the legal right to service the FFELP Student Loans.]

                  (b) Power and Authority of the Servicer. The Servicer has the corporate power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement has been duly authorized by the Servicer by all necessary corporate action.

                  (c) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

                  (d) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof or thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, [[the certificate of incorporation or by-laws of the Servicer,]] or any indenture, agreement or other instrument to which the Servicer is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or, to the knowledge of the Servicer, any order, rule or regulation applicable to the Servicer of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties. Performance by the Servicer of its servicing duties with respect to the FFELP Student Loans, and compliance by the Servicer with the terms of this Agreement, will not result in the loss of any Guarantee Payments by the Trust or any reinsurance payments with respect to any FFELP Student Loan by the applicable Guarantor.

                  (e) No Proceedings. There are no proceedings or investigations pending against the Servicer or, to its best knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of this Agreement or any of the other Basic Documents to which the Servicer is a party, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, or any of the other Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to have a material and adverse effect on the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement, any of the other Basic Documents or the Notes or (iv) seeking to affect adversely the Federal or state income tax attributes of the Issuer or the Notes.

                  (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any court, regulatory body, administrative agency or other government instrumentality required to be obtained, effected or given by the Servicer in connection with the execution and delivery by the Servicer of this Agreement and the performance by the Servicer of its duties contemplated by this Agreement have in each case been duly obtained, effected or given and are in full force and effect.

                  SECTION 5.2. Indemnities of Servicer. The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

                  The Servicer shall pay for any loss, liability or expense, including reasonable attorney's fees, that may be imposed on, incurred by or asserted against the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Depositor, the Administrator, or the Noteholders or any of the officers, directors, employees and agents of the Issuer, the Eligible Lender Trustee, the Indenture Trustee, the Administrator or the Depositor to the extent that such loss, liability or expense arose out of, or was imposed upon any such Person through, the negligence, willful misfeasance or bad faith of the Servicer in the performance of its obligations and duties under this Agreement or by reason of the reckless disregard of its obligations and duties under this Agreement, where the final determination that any such loss, liability or expense arose out of, or was imposed upon any such Person through, any such negligence, willful misfeasance, bad faith or recklessness on the part of the Servicer is established by a court of law, by an arbitrator or by way of settlement agreed to by the Servicer; provided, however, that the Servicer's obligation arising under this Section 5.2 shall apply only to the extent that the sum of such obligation and any other liabilities of the Servicer under this Agreement exceeds the Servicer Liability Limit for any Servicer Liability Period (as such terms are defined in Section 3.5). Notwithstanding the foregoing, if the Servicer is rendered unable, in whole or in part, by a force outside the control of the parties hereto (including acts of God, acts of war, fires, earthquakes and other disasters) to satisfy its obligations under this Agreement, the Servicer shall not be deemed to have breached any such obligation upon delivery of written notice of such event to the other parties hereto, for so long as the Servicer remains unable to perform such obligation as a result of such event.

                  For purposes of this Section, in the event of the termination of the rights and obligations of EFG Technologies as Servicer pursuant to
Section 6.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 6.2.

                  Liability of the Servicer under this Section shall survive the resignation or removal of the Eligible Lender Trustee or the Indenture Trustee or the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Agreement and the Person to or on behalf of whom such payments are made thereafter collects any of such amounts from others, such person shall promptly repay such amounts to the Servicer, without interest.

                  SECTION 5.3. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. The Servicer hereby agrees that, upon any merger or consolidation of the Servicer into another Person, any merger or consolidation to which the Servicer shall be a party resulting in the creation of another Person or any Person succeeding to the properties and assets of the Servicer substantially as a whole, the Servicer shall cause such Person (if other than the Servicer) to execute an agreement of assumption to perform every obligation of the Servicer hereunder, deliver to the Eligible Lender Trustee, the Trustee and Indenture Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent provided for in this Agreement relating to such transaction have been complied with, cause the Rating Agency Condition to have been satisfied with respect to such transaction and cure any existing Servicer Default or any continuing event which, after notice or lapse of time or both, would become a Servicer Default. Upon compliance with the foregoing requirements, such Person shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement.

                  SECTION 5.4. Limitation on Liability of Servicer and Others. Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Issuer or the Noteholders, except as provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under this Agreement.

                  Except as provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the FFELP Student Loans in accordance with this Agreement, and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the other Basic Documents and the rights and duties of the parties to this Agreement and the other Basic Documents and the interests of the Noteholders under the Indenture.

                  SECTION 5.5. EFG Technologies Not to Resign as Servicer. Subject to the provisions of Section 5.3, EFG Technologies shall not resign from the obligations and duties hereby imposed on it as Servicer under this Agreement except upon determination that the performance of its duties under this Agreement shall no longer be permissible under applicable law. Notice of any such determination permitting the resignation of EFG Technologies shall be communicated to the Trustee, the Eligible Lender Trustee, the Indenture Trustee and the Rating Agencies at the earliest practicable time (and, if such communication is not in writing, shall be confirmed in writing at the earliest practicable time) and any such determination shall be evidenced by an Opinion of Counsel to such effect delivered to the Eligible Lender Trustee and the Indenture Trustee concurrently with or promptly after such notice. No such resignation shall become effective until the Indenture Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of EFG Technologies in accordance with Section 6.2.

                                   ARTICLE VI.

                                     Default

                  SECTION 6.1. Servicer Default. If any one of the following events (a "Servicer Default") shall occur and be continuing:

                  (a) any failure by the Servicer to deliver to the Indenture Trustee for deposit in any of the Trust Accounts any payment required by the Basic Documents, which failure continues unremedied for three Business Days after written notice of such failure is received by the Servicer from the Indenture Trustee, the Trustee or the Administrator or after discovery of such failure by an officer of the Servicer; or

                  (b) any failure by the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any other Basic Document, which failure shall materially and adversely affect the rights of Noteholders and continue unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) to the Servicer, by the Indenture Trustee, the Trustee or (B) to the Servicer, and to the Indenture Trustee, the Administrator and the Trustee by Noteholders representing not less than 25% of the Outstanding Amount of the Notes; or

                  (c) any limitation, suspension or termination by the Department of the Servicer's eligibility to service FFELP Student Loans which materially and adversely affects its ability to service the FFELP Student Loans; or

                  (d) an Insolvency Event occurs with respect to the Servicer;

then, and in each and every case, so long as the Servicer Default shall not have been remedied, either the Indenture Trustee or the Noteholders of Notes evidencing not less than 75% of the Outstanding Amount of the Notes by notice then given in writing to the Servicer (and to the Indenture Trustee, the Eligible Lender Trustee and the Trustee if given by the Noteholders) may terminate all the rights and obligations (other than the obligations set forth in Section 5.2) of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the FFELP Student Loans or otherwise, shall, without further action, pass to and be vested in the Indenture Trustee or such successor Servicer as may be appointed under Section 6.2; and, without limitation, the Indenture Trustee, the Trustee and the Eligible Lender Trustee are hereby authorized and empowered to execute and deliver, for the benefit of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the FFELP Student Loans and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer, the Indenture Trustee, the Trustee and the Eligible Lender Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received by it with respect to a Student Loan. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Student Loan Files to the successor Servicer and amending this Agreement and any other Basic Documents to reflect such succession as Servicer pursuant to this Section shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs and expenses. Upon receipt of notice of the occurrence of a Servicer Default, the Trustee shall give notice thereof to the Rating Agencies.

                  SECTION 6.2. Appointment of Successor. Upon receipt by the Servicer of notice of termination pursuant to Section 6.1, or the resignation by the Servicer in accordance with the terms of this Agreement, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of
(x) the date 120 days from the delivery to the Trustee, the Eligible Lender Trustee and the Indenture Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the termination hereunder of the Servicer, the Issuer shall appoint a successor Servicer acceptable to the Indenture Trustee, and the successor Servicer shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee and the Administrator. In the event that a successor Servicer has not been appointed at the time when the predecessor Servicer has ceased to act as Servicer in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Servicer and the Indenture Trustee shall be entitled to the Servicing Fee. Notwithstanding the above, the Indenture Trustee shall, if it shall be unwilling or legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established institution whose regular business shall include the servicing of FFELP Student Loans, as the successor to the Servicer under this Agreement; provided, however, that such right to appoint or to petition for the appointment of any such successor Servicer shall in no event relieve the Indenture Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

                  (a) Upon appointment, the successor Servicer (including the Indenture Trustee acting as successor Servicer) shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities placed on the predecessor Servicer that arise thereafter or are related thereto and shall be entitled to an amount agreed to by such successor Servicer (which shall not exceed the Servicing Fee, unless such compensation arrangements will not result in a downgrading of the ratings of the Notes by any Rating Agency) and all the rights granted to the predecessor Servicer by the terms and provisions of this Agreement.

                  (b) The Servicer may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Indenture Trustee and the Eligible Lender Trustee. Notwithstanding the foregoing or anything to the contrary herein or in the other Basic Documents, the Indenture Trustee, to the extent it is acting as successor Servicer pursuant hereto, shall be entitled to resign to the extent a qualified successor Servicer has been appointed and has assumed all the obligations of the Servicer in accordance with the terms of this Agreement and the other Basic Documents.

                  SECTION 6.3. Notification to Noteholders and the Company. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article VI, the Indenture Trustee shall give prompt written notice thereof to Noteholders, the Administrator, the Eligible Lender Trustee, the Issuer and the Rating Agencies (which, in the case of any such appointment of a successor, shall consist of prior written notice thereof to the Rating Agencies).

                  SECTION 6.4. Waiver of Past Defaults. The Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes may, on behalf of all Noteholders, waive in writing any default by the Servicer in the performance of its obligations hereunder, and any consequences thereof, except a default in making any required deposits to or payments from any of the Trust Accounts (or giving instructions regarding the same) in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

                                  ARTICLE VII.

                                  Miscellaneous

                  SECTION 7.1. Amendment. This Agreement may be amended by the Servicer, the Trustee and the Eligible Lender Trustee, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Eligible Lender Trustee, the Trustee and the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

                  This Agreement may also be amended from time to time by the Servicer, the Trustee and the Eligible Lender Trustee, with the consent of the Indenture Trustee, the consent of the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments with respect to FFELP Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes, the Noteholders of which are required to consent to any such amendment, without the consent of all outstanding Noteholders.

                  Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, five Business Days prior thereto), the Trustee shall furnish written notification of the substance of such amendment or consent to the Indenture Trustee and each of the Rating Agencies.

                  It shall not be necessary for the consent of Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

                  Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee, the Trustee and the Indenture Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 6.2(f) of the Loan Sale Agreement. The Eligible Lender Trustee, the Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's, the Trustee's or the Indenture Trustee's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 7.2. Protection of Interests in Trust. The Servicer shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with Section 6.2(a) of the Loan Sale Agreement seriously misleading within the meaning of ss.9-402(7) of the UCC or otherwise, unless it shall have given the Eligible Lender Trustee, the Trustee, the Indenture

Trustee and the Rating Agencies at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                  (a) The Servicer shall have an obligation to give the Eligible Lender Trustee, the Trustee and the Indenture Trustee at least sixty (60) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service FFELP Student Loans, and its principal executive office, within the United States of America.

                  (b) The Servicer shall maintain accounts and records of each Student Loan accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Student Loan, including payments and recoveries made and payments owing (and the nature of each) and reconciliation between payments or recoveries on (or with respect to) each Student Loan and the amounts from time to time deposited in the Collection Account in respect of such Student Loan.

                  (c) The Servicer shall, by use of a distinct identification code, maintain its computer systems so that, from and after the time of sale under the Loan Sale Agreement of the FFELP Student Loans, the Servicer's master computer records (including any backup archives) that refer to an FFELP Student Loan shall indicate clearly the interest of the Issuer, the Eligible Lender Trustee and the Indenture Trustee in such FFELP Student Loan and that such FFELP Student Loan is owned legally by the Eligible Lender Trustee on behalf of the Issuer and beneficially by the Issuer and has been pledged to the Indenture Trustee. Indication of the Issuer's, the Eligible Lender Trustee's and the Indenture Trustee's interest in an FFELP Student Loan shall be deleted from or modified on the Servicer's computer systems when, and only when, the related FFELP Student Loan shall have been paid in full or repurchased.

                  (d) If at any time the Servicer shall propose to sell, grant a security interest in, or otherwise transfer any interest in FFELP Student Loans to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any FFELP Student Loan, shall indicate clearly that such FFELP Student Loan has been sold and is owned legally by the Eligible Lender Trustee on behalf of the Issuer and beneficially by the Issuer and has been pledged to the Indenture Trustee.

                  (e) The Servicer shall permit the Indenture Trustee and its agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any FFELP Student Loan; provided, however, that the Servicer is given reasonable prior notice of at least 3 Business Days.

                  (f) Upon request, at any time the Eligible Lender Trustee, the Trustee or the Indenture Trustee shall have reasonable grounds to believe that such request would be necessary in connection with its performance of its duties under the Basic Documents, the Servicer shall furnish to the Eligible Lender Trustee, the Trustee or the Indenture Trustee (in each case, with a copy to the Administrator), within five (5) Business Days, a list of all FFELP Student Loans (by borrower social security number, type of loan and date of issuance) then held as part of the Trust, and shall cause the Administrator to furnish to the Eligible Lender Trustee, the Trustee or the Indenture Trustee, within 20 Business Days thereafter, a comparison of such list to the list of {Initial} FFELP Student Loans set forth in Schedule A to the Loan Sale Agreement as of the Closing Date, and, for each FFELP Student Loan that has been added to or removed from the pool of loans owned legally by the Eligible Lender Trustee on behalf of the Issuer, information as to the date as of which and circumstances under which each such FFELP Student Loan was so added or removed.

                  SECTION 7.3. Notices. Unless otherwise agreed by the recipient, all demands, notices and communications upon or to the Depositor, the Servicer, the Trustee, the Eligible Lender Trustee, the Indenture Trustee, the Administrator or the Rating Agencies under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested (or in the form of telex or facsimile notice, followed by written notice delivered as aforesaid or postage prepaid, first class mail), and shall be deemed to have been duly given upon receipt;

                  (a)      in the case of the Depositor, to

                           EFG Funding Corporation
                           One Financial Place
                           297 North Street
                           Hyannis, Massachusetts 02601
                           Attention:  President and Chief Executive Officer
                           Telephone:  [PHONE]
                           Telecopy:   [FAX]

                           with a copy to:

                           -----------------------------
                           -----------------------------
                           Attention:
                           Telephone:
                           Telecopy:

                  (b)      in the case of [ELIGIBLE LENDER TRUSTEE], to

                           [ELIGIBLE LENDER TRUSTEE]
                           [ADDRESS]
                           Attention:
                           Telephone:

                           Telecopy:

                  (c)      in the case of the Servicer, to

                           EFG Technologies
                           [ADDRESS]
                           Attention:
                           Telephone:
                           Telecopy:

                           with a copy to

                           Office of the General Counsel
                           [ADDRESS]
                           Attention:
                           Telephone:
                           Telecopy:

                  (d)      in the case of the Issuer, to

                           EFG Student Loan Trust ____-_
                           c/o
                           [ADDRESS]

                           with a copy to the Trustee
                           at the Corporate Trust Office of the
                           Trustee

                  (e) in the case of the Trustee, at the Corporate Trust Office of the Trustee;

                  (f) in the case of the Indenture Trustee, at its Corporate Trust Office;

                  (g)      in the case of the Administrator, to

                           Educational Finance Group, Inc.
                           One Financial Place
                           297 North Street
                           Hyannis, Massachusetts 02601
                           Attention:  President and Chief Executive Officer
                           Telephone:
                           Telecopy:

                           with a copy to:

                           Office of the General Counsel
                           [ADDRESS]
                           Attention:

                           Telephone:
                           Telecopy:

                  (h)      [in the case of Moody's, to

                           Moody's Investors Service, Inc.
                           99 Church Street
                           New York, New York 10007
                           Attention:  ABS Monitoring Department
                           Telephone:  (212) 553-0300

                  (i)      in the case of Fitch, to

                           Fitch Investors Service, L.P.
                           One State Street Plaza
                           New York, New York 10004
                           Attention:  Asset Backed Monitoring Unit
                           Telephone:  (212) 908-0500
                           Facsimile:  (212) 480-4435

                  (j)      in the case of Duff & Phelps, to

                           Duff & Phelps Credit Rating Co.
                           [ADDRESS]
                           Attention:  Asset Backed Monitoring Unit
                           Telephone:
                           Facsimile:

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.]

                  SECTION 7.4. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in the succeeding sentence, as provided in Section 5.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Servicer. This Agreement may only be assigned by the Eligible Lender Trustee or the Trustee to its permitted successor pursuant to the Eligible Lender Trust Agreement or Trust Agreement, as the case may be. The Depositor may assign its rights, obligations and duties hereunder to an affiliate in whole or in part.

                  SECTION 7.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Servicer, the Issuer and the Eligible Lender Trustee and for the benefit of the Administrator, the Indenture Trustee and the Noteholders, as third party beneficiaries, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust

Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 7.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 7.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 7.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 7.9. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 7.10. Non-Petition Covenants. Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

                  SECTION 7.11. Limitation of Liability of Eligible Lender Trustee, Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by [ELIGIBLE LENDER TRUSTEE] not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall [ELIGIBLE LENDER TRUSTEE] in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

                  (b) Notwithstanding anything contained herein to the contrary, this Agreement has been signed by [TRUSTEE] not in its individual capacity but solely in its capacity as Eligible Lender Trustee of the Issuer and in no event shall [TRUSTEE] in its individual capacity or, except as expressly provided in the Trust Agreement, as beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto as to all of which recourse shall be had solely to the assets of the Issuer.

                  (c) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by [INDENTURE TRUSTEE] not in its individual capacity but solely as Indenture Trustee and in no event shall [INDENTURE TRUSTEE] have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                     EFG STUDENT LOAN TRUST 1999-[ ],

                                     By:  [TRUSTEE], not in its individual
                                          capacity but solely as
                                          Trustee on behalf of the Trust,

                                       By
                                           --------------------------------
                                           Name:
                                           Title:

                                       EDUCATIONAL FINANCE GROUP, INC.

                                       By
                                           --------------------------------
                                           Name:
                                           Title:

                                     EFG FUNDING CORPORATION

                                       By
                                           --------------------------------
                                           Name:
                                           Title:

                                     [ELIGIBLE LENDER TRUSTEE], not in its
                                     individual capacity but solely as Eligible
                                     Lender Trustee,

                                       By
                                           --------------------------------
                                           Name:
                                           Title:

                  Acknowledged and accepted
                  as of the day and year first
                  above written:

                  [INDENTURE TRUSTEE], not in
                  its individual capacity but
                  solely as Indenture Trustee

                  By
                     -----------------------------
                     Name:
                     Title:

                                                                      SCHEDULE A


The Servicer shall maintain each Student Loan File at one of the locations listed below: